UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 18, 2011

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES
CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated January 18, 2011, regarding its financial results for the periods ended December 31, 2010, including consolidated financial statements for the periods ended December 31, 2010, is Attachment I of this Form 8-K.  Attachment II are the slides for IBM’s Chief Financial Officer Mark Loughridge’s fourth quarter earnings presentation on January 18, 2011, as well as certain reconciliation and other information (“Non-GAAP Supplementary Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr. Loughridge’s presentation. All of the information in Attachment I and II is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 18, 2011

	By:	/s/ James J. Kavanaugh

James J. Kavanaugh
Vice President and Controller

3

ATTACMENT I

IBM REPORTS 2010 FOURTH-QUARTER AND FULL-YEAR RESULTS

Fourth-Quarter 2010:

•                  Diluted earnings per share of $4.18, up 16 percent;

•                  Record revenue of $29.0 billion, up 7 percent as reported and adjusting for currency;

•                  Record net income of $5.3 billion, up 9 percent;

•                  Pre-tax income of $7 billion, up 9 percent;

•                  Gross profit margin of 49 percent, up 0.8 points;

•                  Software revenue excluding divested PLM operations up 11 percent, 12 percent adjusting for currency; 7 percent including PLM;

•                  Systems and Technology revenue up 21 percent, 22 percent adjusting for currency;

•                  System z mainframe revenue up 69 percent; MIPS up 58 percent;

•                  Services revenue up 2 percent as reported and adjusting for currency;

•                  Services backlog of $142 billion, up $5 billion year over year and up $8 billion quarter to quarter;

•                  Growth markets revenue up 15 percent, 13 percent adjusting for currency;

•                  Business analytics revenue up 19 percent;

•                  Free cash flow of $8.7 billion, up $1.5 billion.

Full-Year 2010:

•                  Diluted earnings per share of $11.52, up 15 percent and $0.52 ahead of high end of 2010 roadmap; 8th consecutive year of double-digit EPS growth;

•                  Revenue of $99.9 billion, up 4 percent, up 3 percent adjusting for currency; up 5 percent, 4 percent adjusting for currency, excluding PLM operations;

•                  Record net income of $14.8 billion, up 10 percent;

•                  Record free cash flow of $16.3 billion, up $1.2 billion;

•                  Gross profit margin of 46.1 percent, 7th consecutive year of increase.

Full-Year 2011:

•                  Expect GAAP EPS of at least $12.56 and operating (non-GAAP) EPS of at least $13.00, on track for 2015 roadmap.

ARMONK, N.Y., January 18, 2011 . . . IBM (NYSE: IBM) today announced fourth-quarter 2010 diluted earnings of $4.18 per share, compared with diluted earnings of $3.59 per share in the fourth quarter of 2009, an increase of 16 percent.

Fourth-quarter net income was $5.3 billion compared with $4.8 billion in the fourth quarter of 2009, an increase of 9 percent.  Total revenues for the fourth quarter of 2010 of $29.0 billion increased 7 percent (7 percent, adjusting for currency) from the fourth quarter of 2009.

“We completed an outstanding year, with record profit and free cash flow, and exceeded the high end of our 2010 earnings per share roadmap objective,” said Samuel J. Palmisano, IBM chairman, president and chief executive officer.  “We also capped a decade in which our shift to high-value businesses, our global integration of IBM, our investment in research and development of almost $60 billion and our acquisition of 116 companies have helped us to nearly triple our EPS and return more than $100 billion to shareholders.

“As IBM enters its second century, we will continue to focus on our long-term strategic initiatives — growth markets, Smarter Planet Solutions, cloud and business analytics — as we drive to achieve our new roadmap target of operating earnings per share of at least $20 in 2015.”

Full-Year 2011 Expectations

IBM said that it expects to deliver full-year 2011 GAAP earnings per share of at least $12.56; and operating (non-GAAP) earnings per share of at least $13.00, which puts the company on track for the 2015 road map of at least $20 of operating (non-GAAP) earnings per share.  The 2011 operating (non-GAAP) earnings exclude $0.44 per share for the amortization of purchased intangible assets, other acquisition-related charges and certain retirement-related costs that the company has defined as non-operating.

The company announced in May 2010 that it would begin using operating (non-GAAP) earnings as the basis for its 2015 roadmap, quarterly earnings reporting and future EPS guidance.

Geographic Regions

The Americas’ fourth-quarter revenues were $12.2 billion, an increase of 9 percent (9 percent, adjusting for currency) from the 2009 period.  Revenues from Europe/Middle East/Africa were $9.5 billion, down 2 percent (up 4 percent, adjusting for currency).  Asia-Pacific revenues increased 14 percent (7 percent, adjusting for currency) to $6.6 billion.  OEM revenues were $784 million, up 21 percent compared with the 2009 fourth quarter.

Growth Markets

Revenues from the company’s growth markets organization increased 15 percent (13 percent, adjusting for currency).  Revenues in the BRIC countries — Brazil, Russia, India and China — increased 19 percent (17 percent, adjusting for currency), and a total of 50 growth market countries had double-digit revenue growth.  For the full year, growth markets revenue represents 21 percent of IBM’s total geographic revenue.

Services

Total Global Services revenues increased 2 percent (2 percent, adjusting for currency).  Global Technology Services segment revenues increased 1 percent (1 percent, adjusting for currency) to $10.2 billion.  Global Business Services segment revenues were up 4 percent (4 percent, adjusting for currency) at $4.8 billion.

Global Services pre-tax income increased to $2.4 billion, up 3 percent year over year.  Pre-tax income from Global Technology Services increased 6 percent; pre-tax margin increased to 15.8 percent.  Global Business Services pre-tax income decreased 3 percent; pre-tax margin decreased to 15.0 percent.

The estimated services backlog at December 31 was $142 billion, up $8 billion quarter to quarter ($7 billion, adjusting for currency), and $5 billion year over year at actual rates ($4 billion, adjusting for currency).  IBM signed services contracts in the quarter of $22.1 billion, up 18 percent (18 percent, adjusting for currency), of which 19 contracts were greater than $100 million.  Transactional signings were $8.0 billion, an increase of 8 percent (9 percent, adjusting for currency).  Outsourcing signings were $14.1 billion, up 24 percent (23 percent, adjusting for currency).

Software

Revenues from the Software segment were $7.0 billion, an increase of 7 percent (8 percent, adjusting for currency), or 11 percent (12 percent, adjusting for currency) excluding the first-quarter 2010 divestiture of the Product Lifecycle Management operations (PLM), compared with the fourth quarter of 2009.  Software pre-tax income of $3.2 billion increased 4 percent year over year.

Revenues from IBM’s key middleware products, which include WebSphere,  Information Management, Tivoli, Lotus and Rational products, were $4.7 billion, an increase of 13 percent (15 percent, adjusting for currency) versus the fourth quarter of 2009.  Operating systems revenues of $690 million increased 11 percent (12 percent, adjusting for currency) compared with the prior-year quarter.

Revenues from the WebSphere family of software products increased 32 percent year over year.  Information Management software revenues increased 10 percent.  Revenues from Tivoli software increased 12 percent.  Revenues from Lotus software decreased 3 percent, and Rational software increased 10 percent.

Revenues from the company’s business analytics operations across services and software segments increased 19 percent.

Hardware

Revenues from the Systems and Technology segment totaled $6.3 billion for the quarter, up 21 percent (22 percent, adjusting for currency) from the fourth quarter of 2009.  Systems and Technology pre-tax income was $1.2 billion, an increase of 45 percent.

Systems revenues increased 20 percent (21 percent, adjusting for currency).  Revenues from System z mainframe server products increased 69 percent compared with the year-ago period.  Total delivery of System z computing power, as measured in MIPS (millions of instructions per second), increased 58 percent.  Revenues from System x increased 18 percent.  Revenues from Power Systems increased 2 percent compared with the 2009 period; entry systems revenues were up 30 percent and mid-range systems grew 7 percent.  Revenues from System Storage increased 8 percent, and revenues from Retail Store Solutions increased 26 percent year over year.  Revenues from Microelectronics OEM increased 30 percent.

Financing

Global Financing segment revenues increased 1 percent (1 percent, adjusting for currency) in the fourth quarter to $628 million.  Pre-tax income for the segment increased 14 percent to $567 million.

***

The company’s total gross profit margin was 49.0 percent in the 2010 fourth quarter compared with 48.3 percent in the 2009 fourth-quarter period, with increases in Systems and Technology and Software.

Total expense and other income increased 7 percent to $7.3 billion compared with the prior-year period.  SG&A expense of $6.0 billion increased 7 percent year over year compared with prior-year expense.  RD&E expense of $1.6 billion increased 8 percent compared with the year-ago period.  Intellectual property and custom development income increased to $318 million compared with $313 million a year ago.  Other (income) and expense was income of $42 million compared with prior-year income of $24 million.  Interest expense increased to $102 million compared with $81 million in the prior year.

Pre-tax income increased 9 percent to $7.0 billion.  Pre-tax margin was 24.0 percent, up 0.5 points.

IBM’s tax rate was 24.4 percent, down 0.2 points year over year.

Net income margin increased 0.4 points to 18.1 percent.

The weighted-average number of diluted common shares outstanding in the fourth-quarter 2010 was 1.26 billion compared with 1.34 billion shares in the same period of 2009.

Full-Year 2010 Results

Net income for the year ended December 31, 2010 was $14.8 billion compared with $13.4 billion in the year-ago period, an increase of 10 percent.  Diluted earnings were $11.52 per share compared with $10.01 per diluted share in 2009, an increase of 15 percent, the 8th consecutive year of double-digit EPS growth.  Revenues for 2010 totaled $99.9 billion, an increase of 4 percent (3 percent, adjusting for currency), compared with $95.8 billion in 2009.

From a geographic perspective, the Americas’ full-year revenues were $42.0 billion, an increase of 5 percent (3 percent, adjusting for currency) from the 2009 period.  Revenues from Europe/Middle East/Africa were $31.9 billion, a decrease of 2 percent (up 1 percent, adjusting for currency).  Asia-Pacific revenues increased 12 percent (5 percent, adjusting for currency) to $23.2 billion.  OEM revenues were $2.8 billion, up 23 percent compared with 2009.

Revenues from the company’s growth markets organization increased 16 percent (11 percent, adjusting for currency).

Total Global Services revenues increased 3 percent (1 percent, adjusting for currency).  Revenues from the Global Technology Services segment totaled $38.2 billion, an increase of 2 percent (1 percent, adjusting for currency) compared with 2009.  Revenues from the Global Business Services segment were $18.2 billion, up 3 percent (2 percent, adjusting for currency).  Total services signings were $57.7 billion.  Software segment revenues in 2010 totaled $22.5 billion, an increase of 5 percent (5 percent, adjusting for currency).  Systems and Technology segment revenues were $18.0 billion, an increase of 11 percent (11 percent, adjusting for currency).  Global Financing segment revenues totaled $2.2 billion, a decrease of 3 percent (4 percent, adjusting for currency).

The company’s total gross profit margin was 46.1 percent in 2010 compared with 45.7 percent in 2009, with increases in Systems and Technology and Software.  Overall gross profit margins improved year over year for the 7th consecutive year.

The weighted-average number of diluted common shares outstanding in 2010 was 1.29 billion compared with 1.34 billion shares in 2009.  As of December 31, 2010, there were 1.23 billion basic common shares outstanding.

Debt, including Global Financing, totaled $28.6 billion, compared with $26.1 billion at year-end 2009.  From a management segment view, Global Financing debt totaled $22.8 billion versus $22.4 billion at year-end 2009, resulting in a debt-to-equity ratio of 7.0 to 1.  Non-global financing debt totaled $5.8 billion, an increase of $2.1 billion since year-end 2009, resulting in a debt-to-capitalization ratio of 22.6 percent from 16.0 percent.

IBM ended 2010 with $11.7 billion of cash on hand and generated free cash flow of $16.3 billion excluding Global Financing receivables, up approximately $1.2 billion year over year.  The company returned $18.6 billion to shareholders through $3.2 billion in dividends and $15.4 billion of share repurchases.  The balance sheet remains strong, and the company is well positioned to support the business over the long term.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and corporate IT spending budgets; the company’s failure to meet growth and productivity objectives, a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; breaches of data security; fluctuations in revenue and purchases, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key personnel and its reliance on critical skills; impact of relationships with critical suppliers; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels; the company’s ability to successfully manage acquisitions and alliances; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Q, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results and expectations —

•                  presenting operating earnings per share expectations;

•                  presenting non-global financing debt-to-capitalization ratio;

•                  adjusting for free cash flow;

•                  adjusting for currency (i.e., at constant currency);

•                  excluding divested PLM operations.

The rationale for management’s use of non-GAAP measures is included as part of the supplementary materials presented within the fourth-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplementary Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EST, today.  Investors may participate by viewing the Webcast at www.ibm.com/investor/4q10.  Presentation charts will be available on the Web site shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Dollars in millions except per share amounts)

	Three Months			Twelve Months
	Ended December 31,		Percent	Ended December 31,		Percent
	2010	2009	Change	2010	2009	Change

REVENUE

Global Technology Services	$10,165	$10,051	1.1%	$38,201	$37,347	2.3%
Gross margin	34.7%	35.8%		34.7%	35.0%

Global Business Services	4,758	4,579	3.9%	18,223	17,653	3.2%
Gross margin	28.3%	30.3%		28.3%	28.2%

Software	7,039	6,577	7.0%	22,485	21,396	5.1%
Gross margin	88.5%	87.7%		86.9%	86.0%

Systems and Technology	6,277	5,190	21.0%	17,973	16,190	11.0%
Gross margin	43.9%	42.5%		38.5%	37.8%

Global Financing	628	621	1.2%	2,238	2,302	-2.8%
Gross margin	51.8%	52.0%		51.3%	47.5%

Other	151	213	-29.0%	750	869	-13.7%
Gross margin	25.5%	-62.4%		-0.9%	11.6%

TOTAL REVENUE	29,019	27,230	6.6%	99,870	95,758	4.3%

GROSS PROFIT	14,227	13,145	8.2%	46,014	43,785	5.1%
Gross margin	49.0%	48.3%		46.1%	45.7%

EXPENSE AND OTHER INCOME

S,G&A	5,951	5,560	7.0%	21,837	20,952	4.2%
% of revenue	20.5%	20.4%		21.9%	21.9%

R,D&E	1,578	1,461	8.0%	6,026	5,820	3.5%
% of revenue	5.4%	5.4%		6.0%	6.1%

Intellectual property and custom development income	(318)	(313)	1.6%	(1,154)	(1,177)	-1.9%
Other (income) and expense	(42)	(24)	70.5%	(787)	(351)	124.5%
Interest expense	102	81	25.6%	368	402	-8.5%

TOTAL EXPENSE AND OTHER INCOME	7,271	6,765	7.5%	26,291	25,647	2.5%
% of revenue	25.1%	24.8%		26.3%	26.8%

INCOME BEFORE INCOME TAXES	6,956	6,381	9.0%	19,723	18,138	8.7%
Pre-tax margin	24.0%	23.4%		19.7%	18.9%

Provision for income taxes	1,698	1,568	8.3%	4,890	4,713	3.8%
Effective tax rate	24.4%	24.6%		24.8%	26.0%

NET INCOME	$5,257	$4,813	9.2%	$14,833	$13,425	10.5%

Net margin	18.1%	17.7%		14.9%	14.0%

EARNINGS PER SHARE OF COMMON STOCK:
ASSUMING DILUTION	$4.18	$3.59	16.4%	$11.52	$10.01	15.1%
BASIC	$4.24	$3.65	16.2%	$11.69	$10.12	15.5%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUT-STANDING (M’s):
ASSUMING DILUTION	1,258.4	1,340.7		1,287.4	1,341.4
BASIC	1,240.1	1,318.4		1,268.8	1,327.2

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	At December 31,	At December 31,
(Dollars in Millions)	2010	2009

ASSETS

Current Assets:
Cash and cash equivalents	$10,661	$12,183
Marketable securities	990	1,791
Notes and accounts receivable - trade (net of allowances of $324 in 2010 and $217 in 2009)	10,834	10,736
Short-term financing receivables (net of allowances of $342 in 2010 and $438 in 2009)	16,257	14,914
Other accounts receivable (net of allowances of $10 in 2010 and $15 in 2009)	1,134	1,143
Inventories, at lower of average cost or market:
Finished goods	432	533
Work in process and raw materials	2,018	1,960
Total inventories	2,450	2,494
Deferred taxes	1,564	1,730
Prepaid expenses and other current assets	4,226	3,946
Total Current Assets	48,116	48,935

Plant, rental machines, and other property	40,289	39,596
Less: Accumulated depreciation	26,193	25,431
Plant, rental machines, and other property - net	14,096	14,165
Long-term financing receivables (net of allowances of $58 in 2010 and $97 in 2009)	10,548	10,644
Prepaid pension assets	3,068	3,001
Deferred taxes	3,220	4,195
Goodwill	25,136	20,190
Intangible assets - net	3,488	2,513
Investments and sundry assets	5,778	5,379
Total Assets	$113,452	$109,022
LIABILITIES AND EQUITY

Current Liabilities:
Taxes	$4,216	$3,826
Short-term debt	6,778	4,168
Accounts payable	7,804	7,436
Compensation and benefits	5,028	4,505
Deferred income	11,580	10,845
Other accrued expenses and liabilities	5,156	5,223

Total Current Liabilities	40,562	36,002

Long-term debt	21,846	21,932
Retirement and nonpension postretirement benefit obligations	15,978	15,953
Deferred income	3,666	3,562
Other liabilities	8,226	8,819
Total Liabilities	90,279	86,267

Contingencies and Commitments

Equity:
IBM Stockholders’ Equity:
Common stock	45,418	41,810
Retained earnings	92,532	80,900
Treasury stock — at cost	(96,161)	(81,243)
Accumulated other comprehensive income/(loss)	(18,743)	(18,830)
Total IBM stockholders’ equity	23,046	22,637

Noncontrolling interests	126	118
Total Equity	23,172	22,755
Total Liabilities and Equity	$113,452	$109,022

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in Millions)	2010	2009	2010	2009

Net Cash from Operations	$6,795	$6,448	$19,549	$20,773

Less: Global Financing (GF) Accounts Receivable	(2,991)	(1,932)	(734)	1,899

Net Cash from Operations (Excluding GF Accounts Receivable)	9,786	8,380	20,283	18,873

Net Capital Expenditures	(1,103)	(1,150)	(3,984)	(3,747)

Free Cash Flow (Excluding GF Accounts Receivable)	8,683	7,230	16,299	15,127

Acquisitions	(2,928)	(1,069)	(5,922)	(1,194)
Divestitures	55	(6)	55	400
Share Repurchase	(3,601)	(3,063)	(15,375)	(7,429)
Dividends	(808)	(727)	(3,177)	(2,860)
Non-GF Debt	745	1,475	2,279	(4,709)
Other (including GF Accounts Receivable, GF Debt)	(1,582)	(1,379)	3,518	1,731

Change in Cash and Marketable Securities	$564	$2,461	$(2,322)	$1,066

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

	FOURTH-QUARTER 2010
		Revenue		Pre-tax	Pre-tax
(Dollars in Millions)	External	Internal	Total	Income	Margin

SEGMENTS

Global Technology Services	$10,165	$299	$10,464	$1,657	15.8%
Y-T-Y Change	1.1%	-13.9%	0.6%	6.5%

Global Business Services	4,758	199	4,957	746	15.0%
Y-T-Y Change	3.9%	-8.3%	3.3%	-2.7%

Software	7,039	774	7,813	3,172	40.6%
Y-T-Y Change	7.0%	-2.4%	6.0%	3.7%

Systems and Technology	6,277	232	6,509	1,208	18.6%
Y-T-Y Change	21.0%	-0.1%	20.1%	45.1%

Global Financing	628	575	1,203	567	47.1%
Y-T-Y Change	1.2%	11.0%	5.7%	14.0%

TOTAL REPORTABLE SEGMENTS	$28,867	$2,079	$30,947	7,349	23.7%
Y-T-Y Change	6.8%	-1.3%	6.3%	9.5%

Eliminations / Other	151	(2,079)	(1,928)	(394)

TOTAL IBM CONSOLIDATED	$29,019	$0	$29,019	$6,956	24.0%
Y-T-Y Change	6.6%		6.6%	9.0%

	FOURTH-QUARTER 2009
		Revenue		Pre-tax	Pre-tax
(Dollars in Millions)	External	Internal	Total	Income	Margin

SEGMENTS

Global Technology Services	$10,051	$347	$10,398	$1,556	15.0%

Global Business Services	4,579	217	4,796	766	16.0%

Software	6,577	793	7,370	3,058	41.5%

Systems and Technology	5,190	232	5,422	832	15.4%

Global Financing	621	518	1,139	497	43.6%

TOTAL REPORTABLE SEGMENTS	$27,017	$2,108	$29,125	$6,710	23.0%

Eliminations / Other	213	(2,108)	(1,894)	(329)

TOTAL IBM CONSOLIDATED	$27,230	$0	$27,230	$6,381	23.4%

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

	TWELVE-MONTHS 2010
		Revenue		Pre-tax	Pre-tax
(Dollars in Millions)	External	Internal	Total	Income	Margin

SEGMENTS

Global Technology Services	$38,201	$1,313	$39,514	$5,568	14.1%
Y-T-Y Change	2.3%	-5.3%	2.0%	0.6%

Global Business Services	18,223	798	19,021	2,569	13.5%
Y-T-Y Change	3.2%	-10.0%	2.6%	0.5%

Software	22,485	2,950	25,436	9,097	35.8%
Y-T-Y Change	5.1%	10.2%	5.7%	12.4%

Systems and Technology	17,973	804	18,777	1,586	8.4%
Y-T-Y Change	11.0%	-11.8%	9.8%	11.8%

Global Financing	2,238	1,842	4,080	1,959	48.0%
Y-T-Y Change	-2.8%	3.8%	0.1%	13.3%

TOTAL REPORTABLE SEGMENTS	$99,120	$7,707	$106,827	$20,778	19.5%
Y-T-Y Change	4.5%	0.9%	4.2%	7.5%

Eliminations / Other	750	(7,707)	(6,956)	(1,055)

TOTAL IBM CONSOLIDATED	$99,870	$0	$99,870	$19,723	19.7%
Y-T-Y Change	4.3%		4.3%	8.7%

	TWELVE-MONTHS 2009
		Revenue		Pre-tax	Pre-tax
(Dollars in Millions)	External	Internal	Total	Income	Margin

SEGMENTS

Global Technology Services	$37,347	$1,386	$38,734	$5,537	14.3%

Global Business Services	17,653	887	18,540	2,555	13.8%

Software	21,396	2,677	24,073	8,095	33.6%

Systems and Technology	16,190	911	17,102	1,419	8.3%

Global Financing	2,302	1,774	4,076	1,730	42.4%

TOTAL REPORTABLE SEGMENTS	$94,889	$7,635	$102,524	$19,335	18.9%

Eliminations / Other	869	(7,635)	(6,766)	(1,197)

TOTAL IBM CONSOLIDATED	$95,758	$0	$95,758	$18,138	18.9%

Contact:	IBM
Mike Fay, 914/499-6107
mikefay@us.ibm.com

John Bukovinsky, 732/618-3531
jbuko@us.ibm.com

ATTACMENT II

4Q 2010 Earnings Presentation January 18, 2011

Forward Looking Statements Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company's current assumptions regarding future business and financial performance. Those statements by their nature address matters that are uncertain to different degrees. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. Any forward-looking statement made during this presentation speaks only as of the date on which it is made. The company assumes no obligation to update or revise any forward-looking statements. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together.

4Q 2010 Financial Highlights 32nd consecutive quarter of EPS growth Best constant currency revenue growth in a decade, led by Hardware and Software Systems & Technology +22% yr/yr @CC with growth in all platforms Software +12% yr/yr @CC, excluding PLM divestiture Growth markets +13% yr/yr @CC Services backlog of $142B, up $4B yr/yr and $7B qtr/qtr excluding currency Continued margin expansion +$1.5B yr/yr $8.7B Free Cash Flow* +7% yr/yr $29.0B Revenue +16% yr/yr $4.18 EPS * Excluding Global Financing Receivables

4Q 2010 Financial Summary 0.5 pts 24.0% PTI Margin 16% $4.18 EPS 6% 1,258.4 Shares (Diluted) (M) 9% $5.3 Net Income 0.2 pts 24.4% Tax Rate 9% $7.0 Pre-Tax Income (7%) $7.3 Expense 0.8 pts 49.0% GP % 7% @CC 7% $29.0 Revenue B/(W) Yr/Yr 4Q10 $ in Billions, except EPS Strong revenue growth drives profit performance

4Q Earnings Presentation Agenda 4Q Highlights 2010 Roadmap Recap 4Q Results and FY 2010 Summary 2015 Roadmap

2010 Long-Term EPS Roadmap (May 2007) 2006 EPS Estimated 2010 EPS (Base) 2010 EPS w/o Retirement Related Yr/Yr 2010 EPS Objective Retirement Related Yr/Yr Costs Historical Revenue Growth of 3% Margin Expansion Share Repurchases Growth Initiatives Future Acquisitions ~$1.20 ~$0.90 ~$0.75 ~$1.00 ~$1.10 14% CGR 16% CGR 10% CGR 5% Revenue Growth +1 to 2 pts Revenue Growth 10% -12% CGR EPS Model Note: 2006 EPS reflects the adoption of amendments to ASC 260, “ Earnings Per Share” $6.05 ~$11 ~$10 ~$9

2010 EPS Roadmap Results Share Repurchases Historical Revenue Growth Growth Initiatives & Acquisitions Margin Expansion 2010 EPS Objective 2006 EPS $6.05 Retirement-Related Costs $10 -$11 $11.52 2006 EPS 2010 EPS Retirement Related Yr/Yr Costs Historical Revenue Growth of 3% Margin Expansion Share Repurchases Growth Initiatives & Acquisitions Revenue achievement impacted by market downturn ~ 0.20 Margin expansion within model ~ 1.35 Share repurchases of ~ $52B ~ 1.30 Mix and productivity driving margin expansion above model ~ 2.10 Market performance impacting pension expense ~ 0.55 Note: 2006 EPS reflects the adoption of amendments to ASC 260, “ Earnings Per Share” 2007 – 2010 Performance $6.05

Note: 2006-2008 EPS reflects the adoption of amendments to ASC 260, “ Earnings Per Share” 2006 2010 EPS Roadmap Annual Progress 2007 2008 2009 2010 18% Yr/Yr 24% Yr/Yr 15% Yr/Yr 13% Yr/Yr Exceeded high end of objective by $0.52 $7.15 $8.89 $10.01 $10 $6.05 $11.52

Success of IBM’s Business Model 4Q’10 IBM S&P 500 62% (3%) +17% CGR ~0% CGR Source: Bloomberg/CapitalIQ Total Return IBM EPS Indexed with S&P 500 IBM EPS $6.05 S&P 500 EPS ~$85 Created $47B of Shareholder Value $36B Market Capitalization + $11B Dividends Paid 0.25 0.50 0.75 1.00 1.25 1.50 1.75 2.00 4Q06 1Q07 2Q07 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10

Hardware / Financing Services Software Sum of external segment pre-tax income not equal to IBM pre-tax income GAAP PTI / EPS Segment PTI$ 2000 & 2001 segments not restated for stock based compensation IBM Transformation Added $10B revenue in growth markets 21% of geo revenue Tripled Software profit to $9.1B 44% of segment profit, up from 25% Added $10B of Pre-Tax Income EPS nearly tripled Generated $109B Free Cash Flow Returned $107B to shareholders Invested $32B to acquire 116 companies Highlights since 2000 EPS $11.52 Strong performance through the decade driven by IBM transformation '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10

4Q Earnings Presentation Agenda 4Q Highlights 2010 Roadmap Recap 4Q Results and FY 2010 Summary 2015 Roadmap

Revenue by Geography 5% 4% Major Markets 13% 15% Growth Markets 17% 19% BRIC Countries 4% (2%) 9.5 Europe/ME/A 21% 21% 0.8 OEM 7% 7% $29.0 IBM 4Q10 7% 14% 6.6 Asia Pacific 9% 9% $12.2 Americas Rptd @CC $ in Billions APac +14% @CC OEM +21% U.S. +10% EMEA Canada/ LA Japan - 2% @CC Strong major market and growth market performance B/(W) Yr/Yr

Revenue by Segment @CC 12% 11% 7.0 Software * 4Q10 7% 7% $29.0 Total IBM 1% 1% 0.6 Global Financing 22% 21% 6.3 Systems & Technology 4% 4% 4.8 Global Business Services 1% 1% $10.2 Global Technology Services Rptd $ in Billions Transaction businesses drove revenue performance * Software revenue growth excludes PLM; growth including divested PLM is 7% as reported and 8% @CC Global Technology Services Global Business Services Systems & Technology Software Global Financing B/(W) Yr/Yr

Expense Summary (5 pts) (5 pts) Base (4 pts) 2 pts (7%) $7.3 Total Expense & Other Income (26%) 0.1 Interest Expense 70% 0.0 Other (Income)/Expense 2% (0.3) IP and Development Income (8%) 1.6 RD&E (4 pts) 2 pts (7%) $6.0 SG&A Acq.* Currency B/(W) Yr/Yr 4Q10 * Includes total expense for acquisitions made in the last twelve months $ in Billions B/(W) Yr/Yr Drivers Expense growth in line with revenue growth

0.9 pts 15.8% PTI Margin @CC Rptd 4Q10 (1.1 pts) 34.7% Gross Margin (External) 1% 1% $10.2 Revenue (External) B/(W) Yr/Yr Services Segments GTS Outsourcing 39% Global Business Services 32% Integrated Technology Services 16% Maint. 13% $ in Billions Global Technology Services (GTS) Global Business Services (GBS) Services backlog up $4B yr/yr, $7B qtr/qtr @CC 4Q10 Revenues (% of Total Services) (Growth @CC) 1% Yr/Yr 4% Yr/Yr 3% Yr/Yr Flat Yr/Yr $4 $5 $142 Total Backlog @CC Rptd 4Q10 18% 18% $22.1 Total Signings 9% 8% 8.0 Transactional - ITS, Consulting, AMS SI 23% 24% $14.1 Outsourcing - GTS O/S, Appl. O/S (AMS) B/(W) Yr/Yr Global Services Signings $ in Billions (0.9 pts) 15.0% PTI Margin @CC Rptd 4Q10 (2.0 pts) 28.3% Gross Margin (External) 4% 4% $4.8 Revenue (External) B/(W) Yr/Yr $ in Billions

Outsourcing Services Trending * Outsourcing includes Strategic Outsourcing, Business Transformation Outsourcing and Application Outsourcing (excludes U.S. Federal Business) Outsourcing* Backlog ($B) @ actual rates (1.5%) 0% 1.2% Outsourcing* - Yr/Yr Revenue & Signings Growth @CC Yr/Yr Change @CC 100 98 89 90 87 91 92 94 91 88 91 97 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 -25% -15% -5% 5% 15% 25% 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 Signings Yr/Yr Revenue Yr/Yr

Outsourcing Services Backlog Run Out Note: See supplemental Services chart for additional details on analysis Revenue from Backlog +3% Yr/Yr @CC Revenue from 12/31/09 Backlog Projected Revenue from 12/31/10 Backlog Projected 2011 Revenue from Outsourcing Backlog +3% yr/yr @CC Revenue from base growth and new signings Revenue from Backlog Revenue from Base Growth Signings Revenue from New Signings 0 5 10 15 20 25 30 2010 2011 ($B)

Transactional Services Trending * Transactional includes Integrated Technology Services and Consulting and Systems Integration (includes U.S. Federal Business) Transactional* - Yr/Yr Revenue & Signings Growth @CC -20% -15% -10% -5% 0% 5% 10% 15% 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 Signings Yr/Yr Revenue Yr/Yr

Software Segment 8% 7% Growth incl. PLM @CC Rptd 4Q10 (0.9 pts) 40.6% PTI Margin 0.9 pts 88.5% Gross Margin (External) 12% 11% $7.0 Revenue (External) - Growth excl. PLM B/(W) Yr/Yr @CC Rptd 12% 11% 15% 12% (1%) 14% 12% 34% 11% Total Software excl. PLM 10% Total Middleware 13% Key Branded Middleware 10% Rational (3%) Lotus Yr/Yr 4Q10 Revenue 12% Tivoli 10% Information Management 32% WebSphere Family 4Q10 Revenue (% of Total Software) Key Branded Middleware 66% Operating Systems 10% Other Middleware 17% Other 7% $ in Billions Strong Branded Middleware growth

Systems & Technology Segment @CC Rptd 4Q10 3.2 pts 18.6% PTI Margin 1.4 pts 43.9% Gross Margin (External) 22% 21% $6.3 Revenue (External) B/(W) Yr/Yr $ in Billions 4Q10 Revenue (% of Total Sys & Tech) Servers 68% Storage 19% Micro OEM 10% RSS Yr/Yr 4Q10 Revenue 22% 30% 21% 27% 10% 18% 3% 72% @CC 2% Power Systems 20% Total Systems 21% Total Systems & Technology 30% Microelectronics OEM 26% Retail Store Solutions 8% Storage 18% System x Rptd 69% System z Best Revenue growth in over a decade

Cash Flow Analysis (3.4) 1.8 7.0 (7.9) (0.3) (0.3) (4.7) 1.2 (0.2) 1.4 (2.6) ($1.2) B/(W) Yr/Yr (2.3) (1.9) 0.6 Change in Cash & Marketable Securities 3.5 2.3 (15.4) (3.2) 0.1 (5.9) 16.3 (4.0) 20.3 (0.7) $19.5 FY10 (0.2) (1.6) Other (includes GF A/R & GF Debt) (0.7) 0.7 Non-GF Debt (0.5) (3.6) Share Repurchases (0.1) (0.8) Dividends 0.1 0.1 Divestitures (1.9) (2.9) Acquisitions 1.5 8.7 Free Cash Flow (excluding GF Receivables) 0.0 (1.1) Net Capital Expenditures B/(W) Yr/Yr 4Q10 1.4 9.8 Net Cash from Operations (excluding GF Receivables) (1.1) (3.0) Less: Global Financing Receivables $0.3 $6.8 Net Cash from Operations $ in Billions

7.0 23% 23.2 90.3 28.6 22.8 5.8 61.7 113.5 34.5 67.3 $11.7 Dec. 10 22.8 Equity 86.3 Total Liabilities 26.1 Total Debt 22.4 Global Financing Debt 3.7 Non-GF Debt* 7.1 Global Financing Leverage 16% 60.2 109.0 33.3 61.7 $14.0 Dec. 09 Non-GF Debt / Capital Other Liabilities Total Assets Global Financing Assets Non-GF Assets* Cash & Marketable Securities Balance Sheet Summary $ in Billions * Includes eliminations of inter-company activity

4Q09 EPS Revenue Growth @ Actual Operating Leverage Share Repurchases 4Q10 EPS EPS Bridge – 4Q09 to 4Q10 $0.24 $3.59 $0.09 $0.26 $4.18

2009 EPS Revenue Growth @ Actual Operating Leverage Share Repurchases 2010 EPS $10.01 EPS Bridge – FY09 to FY10 $0.43 $0.62 $0.46 $11.52

2010 FY Summary EPS of $11.52 exceeded high end of 2010 Roadmap objective by $.52 Improved revenue growth, led by transaction business Systems & Technology +11% yr/yr Software +8% yr/yr @CC, excluding PLM divestiture Leveraged growth initiatives Growth markets +11% yr/yr @CC, 21% of IBM’s revenue Business Analytics +15% yr/yr Continued margin expansion Pre-tax and net margin expansion of 0.8 pts, above model level Invested in innovation Introduced new mainframe, Power7 Acquired 17 companies, @$6B spend Returned capital to shareholders $15B share repurchase Increased dividend 18% +$1.2B yr/yr $16.3B Free Cash Flow* +4% yr/yr $99.9B Revenue +15% yr/yr $11.52 EPS * Excluding Global Financing Receivables

4Q Earnings Presentation Agenda 4Q Highlights 2010 Roadmap Recap 4Q Results and FY 2010 Summary 2015 Roadmap

Merits of Operating Earnings Transition to Operating Earnings (Non-GAAP) Operating Earnings will reflect the operational performance of the business Provides better transparency to operational results and pension plan performance Improves visibility to management decisions and operational effects Enables comparison to peers Allows for long term view of business Implementation Schedule Introduced with 2015 roadmap objectives; effective 1Q 2011 May 2010 2Q’10 Earnings Provide supplemental information on IBM current period operating earnings 3Q’10 Provide historic information on IBM and segment level operating profit January 2011 Introduce 2011 guidance on an operating earnings basis Starting 1Q’11 Earnings Earnings presentation to address operating earnings in addition to GAAP reporting

Operating Earnings Moving to operating earnings (Non-GAAP) objectives for 2015 Roadmap Separate operating & non-operating elements of retirement-related charges Exclude amortization of purchased intangibles and acquisition-related charges No change to balance sheet and free cash flow IBM Operating EPS (Non-GAAP) $11.67 Acquisition-Related Charges $0.34 Amortization of Purchased Intangibles $0.31 Other Acquisition-Related Charges $0.03 Non-Operating Retirement-Related Charges ($0.20) IBM GAAP EPS $11.52 2010 Adjustments

Retirement-Related Charges – Operating Retirement-Related Cash Drivers ($B) Pre-Tax Retirement-Related (Cost) / Income ($B) Operating ($1.9) ($1.9) ($1.9) ($1.9) ($1.8) ($1.9) ($1.9) ($1.9) ($1.9) ($1.9) ($1.9) ($1.8) ($1.9) ($1.9) Projection based on Dec ‘10 assumptions Actual 2009 2010 2011 2012 2013 2014 2015 2009 2010 2011 2012 2013 2014 2015

Retirement-Related Charges – Non-Operating ($1.6) ($1.6) ($1.6) ($1.3) ($1.5) ($1.7) ($1.3) Retirement-Related Cash Drivers ($B) Pre-Tax Retirement-Related (Cost) / Income ($B) ($0.0) $0.4 $0.5 ($0.3) ($0.7) ($0.2) $0.1 Operating Non-Operating ($1.9) ($1.9) ($1.9) ($1.9) ($1.8) ($1.9) ($1.9) ($1.9) ($1.9) ($1.9) ($1.9) ($1.8) ($1.9) ($1.9) Funded Status * Expected ROA Actual ROA Discount Rate WW US WW WW WW YE 2009 99% 101% 7.4% 11.8% 5.2% YE 2010 99% 101% 7.3% 11.7% 4.7% * Tax-qualified defined benefit plans Projection based on Dec ‘10 assumptions Actual 2009 2010 2011 2012 2013 2014 2015 2009 2010 2011 2012 2013 2014 2015 2009 2010 2011 2012 2013 2014 2015 2009 2010 2011 2012 2013 2014 2015

Retirement-Related Charges – Non-Operating Yr/Yr ($1.6) ($1.6) ($1.6) ($1.3) ($1.5) ($1.7) ($1.3) Non-Operating ($0.0) $0.4 $0.5 ($0.3) ($0.7) ($0.2) $0.1 Pre-tax (Cost) / Income ($B) Projection based on Dec ‘10 assumptions Actual ($0.4) ($0.2) ($0.4) $0.4 B/(W) Y/Y $0.4 ($0.1) $0.0 $0.1 $0.2 B/(W) Y/Y $0.0 ($0.1) $0.2 Cash Drivers ($B) 2009 2010 2011 2012 2013 2014 2015 2009 2010 2011 2012 2013 2014 2015

2015 Roadmap 11% CAGR * Non-GAAP: Excludes acquisition-related charges and non-operating retirement-related charges Future Acquisitions Margin Mix Revenue Mix $11.67 At Least $20 Base Revenue Growth Enterprise Productivity Model supports balanced EPS performance from revenue, margin and share repurchase Share Repurchase Operating Leverage Revenue Growth 2010 Operating EPS* Revenue Margin Shares 2015 Operating EPS*

Hardware / Financing Services Software Sum of external segment pre-tax income not equal to IBM pre-tax income * Non-GAAP: Excludes acquisition-related charges and non-operating retirement-related charges 2000 & 2001 segments not restated for stock based compensation IBM Transformation Continues Operating PTI / EPS * Segment Operating PTI$ Operating EPS At Least $20 Expect at least $13.00 of Operating (Non-GAAP) EPS in 2011 At Least $13 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11e '12e '13e '14e '15e

[LOGO]

Supplemental Materials Currency – Year/Year Comparison Supplemental Segment Information – Global Services Supplemental Segment Information – Systems & Technology, Software Global Financing Portfolio Margins by Segment – 4Q 2010 Financial Summary – FY 2010 Revenue by Geography – FY 2010 Revenue by Segment – FY 2010 Revenue by Key Industry Sales Unit – 4Q and FY 2010 Expense Summary – FY 2010 Margins by Segment – FY 2010 Cash Flow (FAS 95) Computation of 2010 Global Financing Return on Equity Supplemental Information – Operating Earnings Non-GAAP Supplementary Materials Operating (Non-GAAP) Earnings Constant Currency, Cash Flow, Debt-to-Capital Ratio, PLM Sale Reconciliation of Free Cash Flows (excluding GF Receivables) Reconciliation of Revenue Growth Reconciliation of Outsourcing Services Revenue Growth Reconciliation of Transactional Services Revenue Growth Reconciliation of Debt-to-Capital Ratio Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding

Currency – Year/Year Comparison 7% $29.2 (1 pts) (0.2) 7% $29.0 Yr/Yr (US$B) 0 pts 0% 1% (2%) 4Q11 2-3 pts 4% 3% 3% 3Q11 1-2 pts 9% 2% (4%) 1Q11 4 pts 10% 6% 4% 2Q11 83 0.63 0.75 1/17 Spot (1 pts) 8% (3%) (9%) Yr/Yr 83 0.63 0.74 4Q10 (1 pts) 8% (6%) (11%) Yr/Yr 3Q10 IBM Revenue Impact 86 Yen 0.65 Pound 0.77 Euro Yr/Yr @ 1/17 Spot Quarterly Averages per US $ Revenue As Reported Currency Impact Revenue @CC

Supplemental Segment Information – 4Q 2010 @CC Yr/Yr Global Services 4% 4% Global Business Services 1% 1% Global Technology Services 3% 3% Maintenance Revenue Growth Flat (1%) Integrated Tech Services 1% 1% GTS Outsourcing $142B Backlog Backlog 4Q10 Global Services $2B Year-to-Year $1B Quarter-to-Quarter Change in Backlog due to Currency Notes to Backlog Run Out analysis 1. Analysis includes specific contract run out of contracts over $25M (85% of total). Remaining contracts are modeled 2. Analysis assumes 2011 contract erosion equal to 2010 levels

Supplemental Segment Information – 4Q 2010 Share GP% @CC Yr/Yr Systems & Technology 22% 30% 21% 27% 10% 18% 3% 72% = 21% Total Systems & Technology 30% Microelectronics OEM 20% Total Systems 26% Retail Store Solutions 8% Storage 18% System x Revenue Growth 2% Power Systems 69% System z 8% 7% Total Software incl. PLM Revenue Growth 12% 11% Total Software excl. PLM (20%) (21%) Other Software/Services 12% 11% Operating Systems 11% 10% Total Middleware (1%) (3%) Other Middleware 15% 13% Key Branded Middleware 12% 10% Rational (1%) (3%) Lotus @CC Yr/Yr Software 14% 12% Tivoli 12% 10% Information Management 34% 32% WebSphere Family

39 39 Global Financing Portfolio 4Q10 3Q10 4Q09 Identified Loss Rate 1.1% 1.6% 1.6% Anticipated Loss Rate 0.4% 0.3% 0.5% Reserve Coverage 1.5% 1.9% 2.1% Client Days Delinquent Outstanding 2.4 3.2 2.4 Commercial A/R > 30 Days $20M $35M $28M 4Q10 – $26.2B Net External Receivables 25% 40% 18% 11% 4% 2% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% Aaa-A3 Baa1-Baa3 Ba1-Ba2 Ba3-B1 B2-B3 Caa-D Investment Grade 65% Non-Investment Grade 35%

3.2 pts 18.6% 1.4 pts 43.9% Systems & Technology (0.9 pts) 40.6% 0.9 pts 88.5% Software 0.5 pts 3.4 pts (0.9 pts) 0.9 pts B/(W) Yr/Yr Pts 24.0% 47.1% 15.0% 15.8% 4Q10 4Q10 0.8 pts 49.0% Total IBM (0.1 pts) 51.8% Global Financing (2.0 pts) 28.3% Global Business Services (1.1 pts) 34.7% Global Technology Services B/(W) Yr/Yr Pts Margins by Segment – 4Q 2010 External Gross Profit Margins Total Pre-Tax Margins

Financial Summary – FY 2010 0.8 pts 19.7% PTI Margin 15% $11.52 EPS 4% 1,287.4 Shares (Diluted) (M) 10% $14.8 Net Income 1.2 pts 24.8% Tax Rate 9% $19.7 Pre-Tax Income (3%) $26.3 Expense 0.3 pts 46.1% GP % 3% @CC 4% $99.9 Revenue B/(W) Yr/Yr FY10 $ in Billions, except EPS

Revenue by Geography – FY 2010 1% 1% Major Markets 11% 16% Growth Markets 18% 23% BRIC Countries 1% (2%) 31.9 Europe/ME/A 3% 4% $97.1 Total Geographies 3% 4% $99.9 IBM FY10 5% 12% 23.2 Asia Pacific 3% 5% $42.0 Americas B/(W) Yr/Yr Rptd @CC $ in Billions APac +11% @CC OEM +23% U.S. +3% EMEA Canada/ LA Japan -2% @CC

Revenue by Segment – FY 2010 Global Technology Services Global Business Services Systems & Technology Software Global Financing @CC 8% 8% 22.5 Software * FY10 3% 4% $99.9 Total IBM (4%) (3%) 2.2 Global Financing 11% 11% 18.0 Systems & Technology 2% 3% 18.2 Global Business Services 1% 2% $38.2 Global Technology Services Rptd $ in Billions * Software revenue growth excludes PLM; growth including divested PLM is 5% as reported and 5% @CC B/(W) Yr/Yr

 7% 7% $29.0 Total IBM 9% 7% 5.8 General Business 4Q10 7% 6% $28.3 All Sectors (1%) Flat 2.7 Communications 6% 5% 2.8 Distribution 2% 2% 2.9 Industrial 5% 4% 4.5 Public 15% 15% $9.0 Financial Services B/(W) Yr/Yr Rptd @CC Revenue by Key Industry Sales Unit – 4Q & FY 2010 $ in Billions 3% 4% $99.9 6% 7% 19.4 FY10 3% 4% $97.4 (2%) (1%) 9.5 5% 6% 9.8 (1%) Flat 10.3 1% 2% 16.0 6% 7% $29.3 B/(W) Yr/Yr Rptd @CC

Expense Summary – FY 2010 2 pts Flat Base (3 pts) (1 pts) (3%) $26.3 Total Expense & Other Income 9% 0.4 Interest Expense nm (0.8) Other (Income)/Expense (2%) (1.2) IP and Development Income (4%) 6.0 RD&E (3 pts) (1 pts) (4%) $21.8 SG&A Acq.* Currency B/(W) Yr/Yr FY10 * Includes acquisitions made in the last twelve months $ in Billions B/(W) Yr/Yr Drivers

0.2 pts 8.4% 0.7 pts 38.5% Systems & Technology 2.1 pts 35.8% 0.9 pts 86.9% Software 0.8 pts 5.6 pts (0.3 pts) (0.2 pts) B/(W) Yr/Yr Pts 19.7% 48.0% 13.5% 14.1% FY10 FY10 0.3 pts 46.1% Total IBM 3.8 pts 51.3% Global Financing Flat 28.3% Global Business Services (0.3 pts) 34.7% Global Technology Services B/(W) Yr/Yr Pts Margins by Segment – FY 2010 External Gross Profit Margins Total Pre-Tax Margins

Cash Flow (FAS 95) ($1.5) (0.1) (12.4) 3.8 (15.4) (3.2) 2.3 (8.5) 1.3 (5.9) 0.1 (4.0) 19.5 (0.7) 0.0 0.6 4.8 $14.8 FY10 $0.8 (0.1) (1.9) 1.1 (3.6) (0.8) 1.4 (4.1) (0.1) (2.9) 0.1 (1.1) 6.8 (3.0) 3.1 0.2 1.2 $5.3 4Q10 ($0.6) 0.1 (14.7) 3.1 (7.4) (2.9) (7.5) (6.7) (2.2) (1.2) 0.4 (3.7) 20.8 1.9 (0.1) 0.6 5.0 $13.4 FY09 $2.7 (0.1) (1.2) 1.5 (3.1) (0.7) 1.0 (2.5) (0.3) (1.1) 0.0 (1.1) 6.4 (1.9) 2.2 0.1 1.3 $4.8 4Q09 Net Change in Cash & Cash Equivalents Working Capital / Other Effect of Exchange Rate changes on Cash Net Cash used in Financing Activities Common Stock Transactions - Other Common Stock Repurchases Dividends Debt, net of payments & proceeds Net Cash used in Investing Activities Marketable Securities / Other Investments, net Acquisitions, net of cash acquired Divestitures, net of cash transferred Capital Expenditures, net of payments & proceeds Net Cash provided by Operating Activities Global Financing A/R Stock-based Compensation Depreciation / Amortization of Intangibles Net Income from Operations $ in Billions

Computation of 2010 Global Financing Return on Equity (a) (b) (a)/(b) Numerator: $1,295 $3,145 41%* Global Financing After Tax Income* Denominator: Average Global Financing Equity** Global Financing Return on Equity FY 2010 * Calculated based upon an estimated tax rate principally based on Global Financing’s geographic mix of earnings as IBM’s provision for income taxes is determined on a consolidated basis. ** Average of ending equity for the Global Financing Segment for the last five quarters. $ in Billions The following are details on the computation of IBM’s Global Financing Return on Equity. The Global Financing segment is in the business of providing financing to IBM’s clients and its business partners, and is measured as if it were a standalone entity. A financing business is managed on a leveraged basis and therefore, we measure the profitability of a financing entity based on its after-tax earnings in relation to the equity employed in the business.

Operating Earnings – 2011 Moving to operating earnings (Non-GAAP) objectives for 2015 Roadmap IBM Operating EPS (Non-GAAP) $11.67 Acquisition-Related Charges * $0.34 Amortization of Purchased Intangibles $0.31 Other Acquisition-Related Charges $0.03 Non-Operating Retirement-Related Charges ($0.20) IBM GAAP EPS $11.52 2010 Actual Adjustments 2011 Expectations $13.00+ +11% $12.56+ +9% $0.41 $0.38 $0.03 $0.03 * Includes acquisitions as of 12/31/2010 B/(W) Yr/Yr

Retirement-Related Charges – Non-Operating Scenarios Worldwide ROA 2011 2012+ YE ’10 Assumptions 7% 7% Upside Case 14% 7% Downside Case 0% 7% Worldwide Discount Rate 2010 2011+ YE ’10 Assumptions 4.7% 4.7% Upside Case 4.7% 5.2% Downside Case 4.7% 4.2% ($0.2) ($0.0) $0.4 $0.5 ($0.3) ($0.7) $0.1 Non-Operating Retirement-Related Pre-tax (Cost) / Income ($B) ~$2B range ($1.3) ($1.3) ($1.6) ($1.6) ($1.6) ($1.5) ($1.7) Cash Drivers ($B) Projection based on Dec ‘10 assumptions Actual Downside Upside 2009 2010 2011 2012 2013 2014 2015 2009 2010 2011 2012 2013 2014 2015

IBM

Supplemental Information – Operating Earnings - 2010

$ in Millions, except EPS	1Q10	2Q10	3Q10	4Q10	FY10
As Reported					
Pre-Tax Income	$3,515	$4,575	$4,677	$6,956	$19,723
Net Income	$2,601	$3,386	$3,589	$5,257	$14,833
EPS	$1.97	$2.61	$2.82	$4.18	$11.52
Adjustments					
Pre-Tax Income Total	$41	$9	$35	$59	$144
Non-Operating Pension*	(76)	(113)	(104)	(121)	(414)
Acquisition-Related Charges**	116	122	139	180	558
Tax Impact***	($4)	7	5	37	46
Net Income	$37	$17	$39	$97	$190
EPS	$0.03	$0.01	$0.03	$0.08	$0.15
Operating (Non-GAAP)					
Pre-Tax Income	$3,556	$4,584	$4,712	$7,015	$19,867
Net Income	$2,638	$3,402	$3,628	$5,354	$15,023
EPS	$2.00	$2.62	$2.85	$4.25	$11.67

** Includes Retirement Related Interest Cost, Expected ROA, Recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance*

*** Includes Amortization of Purchased Intangibles, In Process R&D, Severance Cost for Acquired employees, vacant space for acquired companies, deal costs*

**** The tax impact on the Operating (Non-GAAP) Pre Tax Income will be calculated under the same accounting principles applied to the As Reported Pre Tax Income under ACS 740, which employs an annual effective tax rate concept to the results.*

www.ibm.com/investor 51

Supplemental Information – Operating Earnings – 4Q 2010 $4.25 ($0.06) $0.14 $4.18 Diluted Earnings Per Share 5,354 (74) 170 5,257 Net Income 7,015 (121) 180 6,956 Pre-Tax Income 1,611 33 0 1,578 RD&E 5,884 28 (95) 5,951 SG&A $14,249 ($60) $82 $14,227 Gross Profit Operating (Non-GAAP) Retirement-related Adjustments** Acquisition-related Adjustments* GAAP $ in Millions, except EPS * Includes Amortization of Purchased Intangibles, In Process R&D, Severance Cost for Acquired employees, vacant space for acquired companies, deal costs ** Includes Retirement Related Interest Cost, Expected ROA, Recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance

Supplemental Information – Operating Earnings – FY 2010 $11.67 ($0.20) $0.34 $11.52 Diluted Earnings Per Share 15,023 (253) 443 14,833 Net Income 19,867 (414) 558 19,723 Pre-Tax Income 6,152 126 0 6,026 RD&E 21,628 84 (294) 21,837 SG&A $46,070 ($204) $260 $46,014 Gross Profit Operating (Non-GAAP) Retirement-related Adjustments** Acquisition-related Adjustments* GAAP $ in Millions, except EPS * Includes Amortization of Purchased Intangibles, In Process R&D, Severance Cost for Acquired employees, vacant space for acquired companies, deal costs ** Includes Retirement Related Interest Cost, Expected ROA, Recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance

Supplemental Information – Segment Performance – 4Q 2010 $14,188 $326 $2,753 $6,230 $1,348 $3,531 External Gross Profit ($121) ($1) ($37) ($41) ($16) ($26) Retirement-Related Charges 180 0 2 168 5 4 Acquisition-Related Charges Operating (Non-GAAP) Non-Operating Adjustments to Pre-Tax Income 18.0% $1,173 43.6% $2,737 0 ($16) 18.6% $1,208 43.9% Systems & Tech $7,349 $567 $3,172 $746 $1,657 Pre-Tax Income 23.9% 47.0% 42.2% 14.8% 15.6% Pre-Tax Income Margin $7,408 $566 $3,299 $735 $1,635 Pre-Tax Income 49.2% 51.8% 89.6% 28.0% 34.5% External Gross Profit Margin $14,211 $326 $6,307 $1,332 $3,509 External Gross Profit 82 0 81 0 1 Acquisition-Related Charges ($60) $0 ($4) ($16) ($24) Retirement-Related Charges Non-Operating Adjustments to Gross Profit 23.7% 47.1% 40.6% 15.0% 15.8% Pre-Tax Income Margin 49.1% 51.8% 88.5% 28.3% 34.7% External Gross Profit Margin As Reported Total Segments Global Financing Software GBS GTS $ in Millions, except EPS

Supplemental Information – Segment Performance – FY 2010 $46,020 $1,148 $6,920 $19,537 $5,148 $13,267 External Gross Profit ($414) ($3) ($133) ($148) ($42) ($88) Retirement-Related Charges 558 0 3 517 19 19 Acquisition-Related Charges Operating (Non-GAAP) Non-Operating Adjustments to Pre-Tax Income 7.8% $1,456 38.1% $6,856 0 ($64) 8.4% $1,586 38.5% Systems & Tech $20,778 $1,959 $9,097 $2,569 $5,568 Pre-Tax Income 19.6% 48.0% 37.2% 13.4% 13.9% Pre-Tax Income Margin $20,923 $1,956 $9,466 $2,546 $5,499 Pre-Tax Income 46.5% 51.3% 87.9% 28.0% 34.5% External Gross Profit Margin $46,078 $1,148 $19,774 $5,106 $13,194 External Gross Profit 260 0 254 0 6 Acquisition-Related Charges ($204) $0 ($16) ($43) ($80) Retirement-Related Charges Non-Operating Adjustments to Gross Profit 19.5% 48.0% 35.8% 13.5% 14.1% Pre-Tax Income Margin 46.4% 51.3% 86.9% 28.3% 34.7% External Gross Profit Margin As Reported Total Segments Global Financing Software GBS GTS $ in Millions, except EPS

Non-GAAP Supplementary Materials In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and/or earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Operating (Non-GAAP) Earnings Management presents operating (Non-GAAP) earnings, excluding the effects of certain acquisition-related charges, non-operating retirement-related costs, and their related tax impacts. For acquisitions, operating earnings excludes the amortization of purchased intangible assets and acquisition-related charges such as in-process research and development, transaction costs, applicable restructuring and related expenses, and tax charges related to acquisition integration. For retirement-related costs, the company has characterized certain items as operating and others as non-operating. The company includes service cost, amortization of prior service cost and the cost of defined contribution plans in operating earnings. Non-operating retirement-related cost includes interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements, multi-employer plan costs, pension insolvency costs, and other costs. Non-operating costs primarily relate to changes in pension plan assets and liabilities which are tied to market performance, and management considers these costs to be outside the operational performance of the business. Management’s calculation of operating earnings, as presented, may differ from similarly titled measures reported by other companies. Overall, management believes that providing investors with a view of operating earnings as described above provides increased transparency and clarity into both the operational results of the business and the performance of the company’s pension plans, improves visibility to management decisions and their impacts on operational performance, enables better comparison to peer companies, and allows the company to provide a long term strategic view of the business going forward. For the 2015 earnings per share road map, the company will utilize operating earnings to establish its objectives and track its progress.

Non-GAAP Supplementary Materials Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Constant currency revenue results are calculated by translating current period revenue in local currency using the prior year's currency conversion rate. This consistent approach is based on the pricing currency for each country which is typically the functional currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Cash Flow Management includes presentations of both cash flow from operations and free cash flow that exclude the effect of Global Financing Receivables. For a financing business, increasing receivables is the basis for growth. Receivables are viewed as an investment and an income-producing asset. Therefore, management presents financing receivables as an investing activity. Management’s view is that this presentation gives the investor the best perspective of cash available for new investment or for distribution to shareholders. Debt-to-Capital Ratio Management presents its debt-to-capital ratio excluding the Global Financing business. A financing business is managed on a leveraged basis. The company funds its Global Financing segment using a debt-to-equity ratio target of approximately 7 to 1. Given this significant leverage, the company presents a debt-to-capital ratio which excludes the Global Financing segment debt and equity because the company believes this is more representative of the company’s core business operations. PLM Sale Management presents certain financial results excluding the effects of the PLM divestiture. In March 2010, the company completed the sale of its activities associated with the sales and support of Dassault Systemes’ (Dassault) product lifecycle management (PLM) software, including customer contracts and related assets to Dassault. Given this sale, management believes that presenting financial information regarding revenue and software segment revenue without this item is more representative of operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful for investors.

Non-GAAP Supplementary Materials 9.6 (3.5) 13.1 1.8 $14.9 2005 9.1 (3.7) 12.9 2.5 $15.3 2004 8.7 (3.9) 12.6 1.9 $14.5 2003 5.9 6.8 Free Cash Flow (excluding GF Receivables) (4.6) (4.9) Net Capital Expenditures 2002 2001 10.5 11.7 Net Cash from Operations (excluding GF Receivables) 3.3 2.0 Less: Global Financing Receivables $13.8 $13.7 Net Cash from Operations $ in Billions 16.3 (4.0) 20.3 (0.7) $19.5 2010 15.1 (3.7) 18.9 1.9 $20.8 2009 14.3 (4.5) 18.8 0.0 $18.8 2008 12.4 10.5 Free Cash Flow (excluding GF Receivables) (5.0) (4.7) Net Capital Expenditures 2007 2006 17.4 15.3 Net Cash from Operations (excluding GF Receivables) (1.3) (0.3) Less: Global Financing Receivables $16.1 $15.0 Net Cash from Operations Reconciliation of Free Cash Flows (excluding GF Receivables) The above serves to reconcile the Non-GAAP financial information contained in the “IBM Transformation” discussion in the company’s earnings presentation. See Slide 57 of this presentation for additional information on the use of these Non-GAAP financial measures.

Non-GAAP Supplementary Materials Reconciliation of Revenue Growth @CC As Rptd (2%) 14% 25% 46% 11% 23% @CC (2%) 11% 7% 20% 27% 45% 11% 21% As Rptd 5% 18% Japan Asia Pacific, other than Japan China Russia Global Business Services – North America Growth Markets – Storage Japan Asia Pacific, other than Japan 4Q10 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue by Geography,” “Services Segments,” and “Systems and Technology Segment” discussions regarding revenue growth in the company’s earnings presentation. See Slide 57 of this presentation for additional information on the use of these Non-GAAP financial measures. FY10 Yr/Yr

Non-GAAP Supplementary Materials Reconciliation of Outsourcing Services Revenue Growth @CC As Rptd 10% 9% 5% 1% (2%) (3%) (4%) (3%) 0% 1% 2% 2% 18% 17% 9% (5%) (10%) (11%) (5%) 5% 7% 2% 2% 2% 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Outsourcing Services Trending” discussion in the company’s earnings presentation. See Slide 57 of this presentation for additional information on the use of these Non-GAAP financial measures.

Non-GAAP Supplementary Materials Reconciliation of Transactional Services Revenue Growth @CC As Rptd 7% 7% 4% 2% (2%) (7%) (8%) (8%) (5%) 1% 3% 2% 16% 15% 8% (3%) (10%) (13%) (9%) (2%) 1% 1% 2% 2% 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Transactional Services Trending” discussion in the company’s earnings presentation. See Slide 57 of this presentation for additional information on the use of these Non-GAAP financial measures.

Reconciliation of Debt-to-Capital Ratio 16% 53% FY09 FY10 23% 55% Non-Global Financing Debt / Capital IBM Consolidated Debt / Capital The above serves to reconcile the Non-GAAP financial information contained in the “Balance Sheet Summary” discussion regarding the non-Global Financing debt to capital ratio in the company’s earnings presentation. See Slide 57 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplementary Materials

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